EXHIBIT 10.6

TRIPLICATE ORIGINAL

June 16, 2003

NON-QUALIFIED STOCK OPTION AGREEMENT

A NON-QUALIFIED STOCK OPTION for a total of 30,000 shares of Common Stock (the “NSO”) of Cutter & Buck Inc., a Washington corporation (the “Company”), is hereby granted to William B. Swint (the “Optionee”) as described below.  For purposes of this Agreement, the term “shares” shall be deemed to apply to shares of Common Stock of the Company as of the date hereof.

1.                                       NSO.  The parties hereto understand and agree that the option represented hereby is not intended to qualify and shall not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

2.                                       Option Price.  The option price is $4.55 for each share, being one hundred percent (100%) of the fair market value of the Company’s Common Stock on June 16, 2003, the date of the grant.

3.                                       Vesting and Exercise of Option.  The NSO shall vest and be exercisable in accordance with the following provisions.

a.                                       Schedule of Vesting and Rights to Exercise.  Except as provided in Section 9, the NSO shall be vested and exercisable as follows:  50% on December 16, 2004 and the remaining 50% in equal monthly installments on the 16th day of each of the six months thereafter.

b.                                      Method of Exercise.  The NSO shall be exercisable by a written notice, which shall:

i.                                          state the election to exercise the NSO, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such person);

ii.                                       contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock, acquired by exercise of the NSO, as may be satisfactory to the Company’s counsel;

iii.                                    be signed by the person or persons entitled to the NSO and, if the NSO is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the NSO; and

iv.                                   be in writing and delivered in person or by certified mail to the Board of Directors of the Company.

Payment of the purchase price of any shares with respect to which the NSO is being exercised shall be by check, or may be by means of the surrender of shares of Common Stock previously held by Optionee, having a fair market value equal to the exercise price.  The certificate or certificates for shares of Common Stock as to which the NSO shall be exercised shall be registered in the name of the person or persons exercising the NSO unless another person is specified pursuant to (b)(i) above.  The NSO hereunder may not at any time be exercised for a fractional number of shares.

The exercise of the NSO shall be in no event restricted by the fact that at the time of exercise some portion of a previously granted incentive stock option remains outstanding.

c.                                       Restrictions on Exercise.  The NSO may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the exercise of the NSO the Company may require the person exercising the NSO to make any representation and warranty to the Company as the Company’s counsel believes may be required by any applicable law or regulations.

4.                                       Disposition. The Optionee will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the NSO that occurs within two (2) years after the date of the NSO grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the NSO;

5.                                       Non-transferability of the NSO.  Except as otherwise provided herein, the NSO may not be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee.  The terms of the NSO shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

6.                                       Termination of Employment.  Except as set forth below, the NSO may only be exercised while the Optionee is an employee or director of the Company.

a.                                       If the Optionee’s employment or director status is terminated for any reason (including, without limitation, due to death, disability or retirement) prior to the full vesting of the NSO, the NSO shall be modified such that immediately upon such termination the NSO shall be reduced to that number of shares of Common Stock of the Company equal to the number of shares previously vested, and that portion of the NSO covering all other shares shall be forfeited and canceled.

b.                                      If the Optionee’s employment or director status is terminated for any reason (including, without limitation, due to death, disability or retirement), the Optionee may exercise the NSO (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) ninety (90) days after such termination (or in the event of death or disability, within six months of the date of death or disability), or (ii) the expiration of the term of the NSO as set forth below. If, after termination, the Optionee (or, in the event of death, the Optionee’s estate) does not exercise the NSO within the time specified in the NSO Agreement, the NSO shall terminate.

7.                                       Term of NSO.  The NSO may not be exercised more than ten (10) years from the date of original grant of the NSO, and may be exercised during such term only in accordance with the terms of the NSO.

8.                                       Adjustments Upon Changes in Capitalization.  The number and kind of shares of Company stock subject to the NSO shall be appropriately adjusted along with a corresponding adjustment in the NSO price to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock or any combination, exchange or change of shares, however accomplished.  Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Common Stock, made by the Compensation Committee shall be final, binding and conclusive.

9.                                       Changes in Control.

a.                                       In the event of a Change in Control, as defined below, all or any portion of the NSO not otherwise exercisable shall immediately vest and become fully exercisable.

b.                                      For the purposes of this Agreement, “Change in Control” shall mean:

(i)                                     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)                               A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)                              Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

10.                                 Counter Originals.  The NSO may be executed in triplicate counterpart originals.

DATE OF GRANT: June 16, 2003

CUTTER & BUCK INC.

/s/ FRANCES M. CONLEY
Frances M. Conley
Chief Executive Officer

Optionee acknowledges and represents that he is familiar with the terms and provisions of this Agreement and hereby accepts the NSO subject to all the terms hereof.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors of Cutter & Buck upon any questions arising under this Agreement.

DATED: June 16, 2003

/s/ WILLIAM B. SWINT
William B. Swint, Optionee